EXHIBIT 4
                                MANOR CARE, INC.
                           1996 NON-EMPLOYEE DIRECTOR
                             STOCK COMPENSATION PLAN


          Manor Care, Inc. has adopted and established a stock compensation plan for Non-Employee Directors in accordance with the following terms and conditions.

                                   SECTION ONE
                       DESIGNATION AND PURPOSE OF THE PLAN

          A. Designation. This Plan is designated the "Manor Care, Inc. Non-Employee Director Stock Compensation Plan."

          B. Purpose. The purpose of this Plan is to increase the stock-based component of Non-Employee Director compensation so as to encourage stock ownership by Non-Employee Directors and to further align the interest of Non-Employee Directors and stockholders.

                                   SECTION TWO
                                   DEFINITIONS

          As used in the Plan, the following terms mean:

          A. "Award" means restricted stock granted hereunder.

          B. "Board" means the Board of Directors of the Company.

          C. "Company" means Manor Care, Inc.

          D. "Custodial Account" means the account described in Section 7(A) herein.

          E. "Disability" means a permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986 as amended.

          F. "Non-Employee Director" means a member of the Board of the Company who is not an employee of the Company or any of its subsidiaries.

          G. "Participant" means any Non-Employee Director who is granted an Award as provided in this Plan.

          H. "Plan" means this Non-Employee Director Stock Compensation Plan.

          I. "Retirement" means termination of service as a Director for either of the following reasons: (i) after attaining 65 years of age or (ii) failure to be re-elected as a Director by the shareholders of the Company at the Annual Meeting of Stockholders.

          J. "Stock" means the common stock of Manor Care, Inc.

                                  SECTION THREE
                EFFECTIVE DATE, DURATION AND STOCKHOLDER APPROVAL

          The Plan shall be effective upon the approval of the Plan by a majority of the outstanding shares of Stock voted at the 1996 Annual Meeting of Stockholders ("Stockholder Approval").




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                                  SECTION FOUR
                           ADMINISTRATION OF THIS PLAN

          This Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of this Plan, such powers to include authority (within the limitation described herein) to prescribe the form of the agreement embodying Awards made under this Plan. Subject to the provisions of this Plan, the Board shall have the power to construe this Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. Any decision of the Board in the administration of this Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board.

                                  SECTION FIVE
                        GRANT OF AWARDS AND LIMITATION OF
                        NUMBER OF SHARES SUBJECT TO AWARD

          A. Compensation in Common Stock. Subject to stockholder approval, effective as of the 1996 Annual Meeting of Stockholders and as of each annual meeting thereafter, upon election as a Non-Employee Director at each such meeting, each Non-Employee Director shall be granted a number of shares equal to $30,000 fair market value (as determined in accordance with Section 5(B) below) of Stock on the date of each annual meeting. Such Award shall be in lieu of all Board retainer and Board attendance fees.

          B. Determination of Fair Market Value. The fair market value of the Stock on the date of granting an Award shall be the mean of the high and low prices at which the Stock was sold on the market on such date. In the event no such sales of Stock occurred on such date, the fair market value of the Stock shall be determined by the mean of the high and low prices at which the Stock was sold on the market on the next preceding date for which the Stock was so sold.

          C. Fractions of Shares. Whenever under the terms of the Plan fractional shares would be required to be issued, the fractional shares shall be rounded up to the next full share.

          D. Total Number of Shares. Subject to any adjustment pursuant to
Section 8, the total number of shares of Stock which may be awarded under this Plan is 40,000 shares. The maximum number of shares authorized may be increased from time to time by approval of the Board and, if required pursuant to Rule 16-3 of the Securities and Exchange Commission or its successors or the applicable rules of any stock exchange, the stockholders of the Company.

          To the extent that an Award lapses or the rights of the Participant to whom it was granted terminate, expire or are cancelled for any other reason, in whole or in part, shares of Stock (or remaining shares) subject to such Award shall again be available for the grant of an Award under the Plan. Shares delivered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company or Stock purchased on the open market (including private purchases) in accordance with applicable securities laws.

          E. Insufficient Number of Shares. In the event that the number of shares of Stock available for future Awards under this Plan is insufficient to make all Awards required to be made on any date, then all Participants entitled to an Award on such date shall share ratably in the number of shares of Stock which may be included in Awards granted to Participants under this Plan.



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                                   SECTION SIX
                                   ELIGIBILITY

          Each Non-Employee Director shall be eligible to receive an Award in accordance with Section Five. Each Award granted under this Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with this Plan and shall comply with the terms and conditions set forth in Section 7. Such an agreement shall incorporate the provisions of this Plan by reference.

                                  SECTION SEVEN
                             RESTRICTIONS ON SHARES

          A. Custodial Account. The shares shall be held by the Company in a Custodial Account on behalf of the Participant until such time as the shares have vested pursuant to the terms of Section 7(B) of this Plan.

          B. Vesting. The shares held by the Company shall remain in the Custodial Account until vesting which shall occur (a) to the extent of one-third of the total number of shares, subject to an Award following the expiration of one year from the date of the Award, (b) to the extent of an additional one-third following the expiration of two years from the date of the Award, and
(c) to the extent of an additional one-third following the expiration of three years from the date of the Award.

          Upon vesting, the shares shall be distributed to the Participant within a reasonable period of time not to exceed ninety (90) days from the date of vesting and the Custodial Account shall be terminated as to such shares.

          C. Forfeiture. Subject to Section 7(E) below, if the Participant ceases to be a Non-Employee Director for any reason prior to vesting, the Participant shall forfeit the shares, and the Custodial Account shall be terminated. Ownership of the forfeited shares shall revert back to the Company.

          D. No Assignment. The shares granted under the Plan, while held by the Company pursuant to the Custodial Account, shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Upon any attempt to so transfer, assign, pledge, hypothecate, or otherwise dispose of the shares, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such rights and privileges, the Participant shall forfeit the shares and ownership of the forfeited shares shall revert back to the Company.

          E. Death, Disability and Board Retirement. A Participant who ceases to serve on the Board by reason of (i) death, (ii) Disability, or (iii) Retirement, shall be vested in his or her entire Award notwithstanding the limitation of
Section 7(B) above.

                                  SECTION EIGHT
                          CHANGES IN CAPITAL STRUCTURE

          In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the capital structure or shares of the Company, the Board shall make adjustments, determined by the Board in its discretion to be appropriate, as to the number and kind of securities subject to this Plan and specified in Section 5 of this Plan and as to the number and kind



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of securities covered by each outstanding Award and, where applicable, the price per share thereunder.

                                  SECTION NINE
                             RIGHTS AS A STOCKHOLDER

          The Participant shall be entitled to vote the shares held by the Company in the Custodial Account. Any cash or non-cash dividend payable with respect to shares held in the Custodial Account will remain in the Custodial Account subject to risk of forfeiture until such time as the shares with respect to which such cash or non-cash dividend, as the case may be, was declared is either distributed to the Participant or forfeited by the Participant.

          Notwithstanding anything to the contrary contained herein, no Stock or cash dividends shall be transferred by the Company to a Custodial Account prior to the date of Stockholder Approval, and no Non-Employee Director shall be entitled to any rights as a stockholder with respect to any Stock granted hereunder, including, without limitation voting rights until such Stock has been transferred to a Custodial Account.

                                   SECTION TEN
                                      TITLE

          Subject to Section 13 herein, the shares held by the Company in a Custodial Account shall be held in the name of the Participant, is either distributed to the Participant or forfeited by the Participant.

          Notwithstanding anything to the contrary contained herein, no Stock or cash dividends shall be transferred by the Company to a Custodial Account prior to the date of Stockholder Approval, and no Non-Employee Director shall be entitled to any rights as a stockholder with respect to any Stock granted hereunder, including, without limitation voting rights until such Stock has been transferred to a Custodial Account.

                                   SECTION TEN
                                      TITLE

          Subject to Section 13 herein, the shares held by the Company shall be held in the name of the Participant. Such shares shall at all times remain in the Company Custodial Account until they have been (i) forfeited by the Participant, (ii) distributed to the Participant, or (iii) transferred to a grantor "Rabbi Trust" in accordance with the provisions of Section 13.

                                 SECTION ELEVEN
                                  RISK OF LOSS

          The Participant agrees to assume all risks in connection with any decrease in the value of the shares granted to the Participant placed into the Custodial Account for the benefit of the Participant.

                                 SECTION TWELVE
                                NOTICE TO COMPANY

          The Participant shall notify the Company immediately if he or she elects to make an election under Section 83(b) of the Internal Revenue Code or upon the occurrence of any other event resulting in the value of the shares being included in the Participant's gross income prior to vesting.




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                                SECTION THIRTEEN
                                    DEFERRAL

          Participant, provided he or she has not made the election referred to in Section 12 herein, may elect by written notice to defer payment on all or a portion of the shares held in the Custodial Account prior to any vesting, subject to the following conditions:

          A. Such election shall be irrevocable. An election to defer payment shall be made at least sixty (60) days prior to any vesting for which the election to defer payment is made. Participant may elect to defer the receipt of the shares held in the Custodial Account prior to any vesting for a period of time which ends no sooner than the earlier of (i) a date at least twenty-four
(24) months from the date of any such vesting or (ii) cessation of service as a Non-Employee Director. During such deferral period, Participant shall not be entitled to (i) vote the shares granted to him or her for which a deferral has been elected, and (ii) currently receive cash dividends or non-cash dividends.

          B. The Company shall establish a grantor "Rabbi Trust" and shall establish thereunder on behalf of the Participant upon a deferral election a liability account (the "Deferred Compensation Account") which shall be credited with any shares, cash dividends, and non-cash dividends subject to such deferral election. Any shares transferred from the Custodial Account to the Deferred Compensation Account shall be retitled and held in the name of the trustee of the grantor "Rabbi Trust".

          C. There shall be credited to the Deferred Compensation Account an additional amount with respect to the cash dividends (i.e., in addition to the items credited pursuant to paragraph (B) hereof) equal to the earnings generated through the investment of the cash dividends by the trustee of the grantor trust.

          D. The Company will provide an annual statement of the Deferred Compensation Account to the Participant showing amounts credited to his or her account in accordance with paragraph (C).

          E. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind other than a grantor "Rabbi Trust", or a fiduciary relationship between the Company and the Participant, his or her designated beneficiary or any other person. Any amounts deferred under the provisions of this Plan shall continue for all purposes to be a part of the general assets of the Company. To the extent that Participant acquires a right to receive payment from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

          F. The right of the Company or any other person to the payment of deferred compensation or other benefits under this Plan shall not be assigned, transferred, pledged, or encumbered except by will or by the laws of descent and distribution.

                                SECTION FOURTEEN
                                     GENDER

          Where applicable, words in the feminine shall include the masculine, words in the neuter shall include the masculine and feminine, and words in the singular shall include the plural, and vice versa.




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                                 SECTION FIFTEEN
                                   SUCCESSORS

          This Plan shall be binding upon and inure to the benefit of the Company and its subsidiaries, its successors and assigns and the Participant and his or her heirs, executors, administrators and legal representatives.

                                 SECTION SIXTEEN
                       NO RIGHT TO CONTINUE AS A DIRECTOR

          Neither the Plan, nor the granting of an Award, nor any other action taken pursuant to Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Non-Employee Director for any period of time, or at any particular rate of compensation. Nothing in this Plan shall in any way limit or affect the right of the Board or the stockholders of the Company to remove any Non-Employee Director or otherwise terminate his or her service as a director of the Company.

                                SECTION SEVENTEEN
                            MISCELLANEOUS PROVISIONS

          A. Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

          B. Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to its principles of conflict of laws.

          C. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles and headings, shall control.

                                SECTION EIGHTEEN
                            AMENDMENT AND TERMINATION

          This Plan may be terminated or amended at any time and from time to time by the Board as the Board shall deem advisable provided, however, that (a) no such amendment shall be effective without approval of the stockholders of the Company, if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 or its successors, or the applicable rules of any securities exchange, and (b) to the extent prohibited by such Rule 16b-3 or its successors, the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the regulations thereunder, or the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder. No modification or amendment of this Plan shall, without the written consent of the Participant, materially and adversely affect his or her rights under this Plan.